UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant ☒

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Under § 240.14a-12

AEye, Inc.
(Name of Registrant as Specified In Its Charter)

Ransom P Wuller Valerie J Wuller Luis Dussan Pamela Bauer
(Name of Persons(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Luis Dussan . You Solving the biggest bottleneck to the safe commercialization of ... 2d • {1) Many investors don't realize how dangerous share dilution can be until it's too late. At AEye, Inc. , shareholders have seen their ownership diluted by over 70%, without proper consultation. This isn't just a number, it's a loss of value, voice, and trust. As a founder and investor, I can't stand by and watch this continue. That's why I'm advocating for limits on how many shares the company can issue in the future. Responsible growth requires transparency and restraint - not short - term decisions that weaken shareholder positions. • • •

Luis Dussan . You Solving the biggest bottleneck to the safe commercialization of ... 6d • (1) AEye Expanded Its Board Mid - Election - And Told Shareholders After They Started Voting. This isn't right. During AEye's 2025 contested proxy solicitation, the company's definitive proxy (filed April 7) stated the board had six directors, with two seats up for election. Then, during the active shareholder voting period - and without any public disclosure at the time - the Board quietly expanded itself to seven members and appointed a new director. Concerned that shareholders were being asked to vote on board composition and governance proposals without knowing the board had already changed, I immediately filed a whistleblower complaint with the SEC. Shortly after that, AEye released a revised proxy disclosing the board expansion and appointment. This new director: - Was not elected by shareholders, - Will not face a stockholder vote for at least a year under current bylaws, and - Was appointed during an active shareholder vote. The Board had a clear option: Wait just 2 more weeks to make the appointment - after the shareholder vote had concluded. BUT Instead, it acted mid - election and disclosed the change only after ballots had already been cast. There was no compelling justification to make this move during an active vote - except to entrench the current leadership. It may meet the letter of SEC filing deadlines - but it fails the test of stockholder - first aovernance . The board should be ashamed of itself.

111v11, uu1111::, \ .II \ ,,,,,, UV \ .IY \ ,,,,,, VIIUl \ ,,,,,,IIVIUVI VV \ .111:::, , - ..,v,1vu UIIU VYI \ .IIV \ ..41 \ . ......, public disclosure at the time - the Board quietly expanded itself to seven members and appointed a new director. Concerned that shareholders were being asked to vote on board composition and governance proposals without knowing the board had already changed, I immediately filed a whistleblower complaint with the SEC. Shortly after that, AEye released a revised proxy disclosing the board expansion and appointment. This new director: - Was not elected by shareholders, - Will not face a stockholder vote for at least a year under current bylaws, and - Was appointed during an active shareholder vote. The Board had a clear option: Wait just 2 more weeks to make the appointment - after the shareholder vote had concluded. BUT Instead, it acted mid - election and disclosed the change only after ballots had already been cast. There was no compelling justification to make this move during an active vote - except to entrench the current leadership. It may meet the letter of SEC filing deadlines - but it fails the test of stockholder - first governance. The board should be ashamed of itself. Vote GREEN. Let shareholders decide who governs - not insiders protecting their seats. #AEye #ShareholderDemocracy #CorporateGovernance #ProxyFight #GovernanceMatters #BoardAccountability #TransP - arencv.Matters #Glasslewis #ISS #VoteGreen #StockholderRights #SECWhistleblower

Solving the biggest bottleneck to the safe commercialization of ... 6d • (1) AEye Expanded Its Board Mid - Election - And Told Shareholders After They Started Voting. This isn't right. During AEye's 2025 contested proxy solicitation, the company's definitive proxy (filed April 7) stated the board had six directors, with two seats up for election. Then, during the active shareholder voting period - and without any public disclosure at the time - the Board quietly expanded itself to seven members and appointed a new director. Concerned that shareholders were being asked to vote on board composition and governance proposals without knowing the board had already changed, I immediately filed a whistleblower complaint with the SEC. Shortly after that, AEye released a revised proxy disclosing the board expansion and appointment. This new director: - Was not elected by shareholders, - Will not face a stockholder vote for at least a year under current bylaws, and - Was appointed during an active shareholder vote. The Board had a clear option: Wait just 2 more weeks to make the appointment - after the shareholder vote had concluded. BUT Instead, it acted mid - election and disclosed the change only after ballots had already been cast. There was no compelling justification to make this move during an active vote - except to entrench the current leadership. It may meet the letter of SEC filing deadlines - but it fails the test of stockholder - first governance. The board should be ashamed of itself.

Luis Dussan . You Solving the biggest bottleneck to the safe commercialization of ... 6d • (1) As a founder, I've dedicated years to building AEye, lnc. 's vision. Watching its value decline by over 99% hasn't just been painful - it's been a clear sign that change is overdue. I believe in AEye's technology and potential, but also in accountability. That's why I've joined forces with other early investors to propose a new direction - one focused on transparency, responsible leadership, and protecting shareholder value. We're asking shareholders to: - Elect directors who will challenge the status quo. - Put a stop to unchecked share dilution. - Make the Board more accountable by holding annual elections. This isn't just about fixing past mistakes - it's about securing a future where AEye can thrive again. If you're a shareholder, I urge you to review our proposals and vote using the GREEN proxy card. Let's rebuild AEye the right way.

Luis Dussan · You
Solving the biggest bottleneck to the safe commercialization of ...
2w ·

The Green Proxy for the Annual AEye Shareholders Meeting is out. The recommended votes is in the Proxy card. Please vote for the recommended votes if you want to see change.

Thank you fellow AEye shareholders. We hear you!

10:15

Meeting Agenda

Voted

Vote by May 14, 2025 11:59 p.m. ET

Documents to Review Before You Vote: ?

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GREEN

This Solicitation is Contested.

This request for voting instructions is solicited by a group or individual other than the Board of Directors and represents the agenda on the *Green card*.

Proposal(s)

Luis Dussan . You Solving the biggest bottleneck to the safe commercialization of ... 1w • (1) Now two full years after the founding/leadership team was removed. Where is AEye? ~$00.50/share. 2 years ago with the original leadership team it was averaging $7.00/share. Clearly it was not a smart move. Time for a change. Green Proxy is out it's time to vote for that change. Open letter to AEye Shareholders Luis Dussan

Ransom Wuller . 1st Founder Aeye, Inc. 2d • {1) Many investors don't realize how dangerous share dilution can be until it's too late. At AEye, Inc. , shareholders have seen their ownership diluted by over 70%, without proper consultation. This isn't just a number, it's a loss of value, voice, and trust. As a founder and investor, I can't stand by and watch this continue. That's why I'm advocating for limits on how many shares the company can issue in the future. Responsible growth requires transparency and restraint - not short - term decisions that weaken shareholder positions. It's time for governance that respects those who believed in AEye from the start. • • •

Ransom Wuller . 1st Founder Aeye, Inc. 6d • {1) As a founder, I've dedicated years to building AEye, lnc . 's vision . Watching its value decline by over 99 % hasn't just been painful - it's been a clear sign that change is overdue . I believe in AEye's technology and potential, but also in accountability. That's why I've joined forces with other early investors to propose a new direction - one focused on transparency, responsible leadership, and protecting shareholder value. We're asking shareholders to: - Elect directors who will challenge the status quo. - Put a stop to unchecked share dilution. - Make the Board more accountable by holding annual elections. This isn't just about fixing past mistakes - it's about securing a future where • • •